EXHIBIT 99.1

[LOGO OF INTERNATIONAL GAME TECHNOLOGY]

FOR IMMEDIATE RELEASE December 26, 2001

International Game Technology Announces Filing of Articles of Merger with Anchor Gaming for Consummation of the Merger on December 30, 2001

     RENO, NEVADA — ( December 26, 2001) — International Game Technology (NYSE: IGT) and Anchor Gaming (NASDAQ: SLOT) jointly announced today the filing of Articles of Merger with the Nevada Secretary of State to consummate the previously announced planned merger, pursuant to which Anchor Gaming will become a wholly-owned subsidiary of International Game Technology (“IGT”) in a stock-for-stock merger. Under the filing made, the merger will become effective on December 30, 2001.

     Pursuant to the merger, stockholders of Anchor Gaming will receive one share of IGT common stock for each share of Anchor common stock held immediately prior to the merger.

     “I am pleased that this important transaction will be completed in a timely manner,” said Tom Baker, President and Chief Executive Officer of IGT. “The completion of this merger will allow IGT to recognize 100% of the joint venture revenues and profits previously shared by the companies under their successful joint venture, which we believe represents a significant strategic benefit. In addition, we welcome Anchor’s significant executive talent, who will also contribute to the further growth of IGT.”

     “No other company offers the depth of talent of IGT following its combination with Anchor Gaming, from the executive level to design and manufacturing,” said T.J. Matthews, Chairman, President and Chief Executive Officer of Anchor Gaming. “We are looking forward to the many possibilities that the combination presents.”

     Anchor Gaming stock will cease to trade on the NASDAQ effective as of the close of trading on Friday, December 28, 2001. Commencing on December 30, 2001, stock certificates of Anchor Gaming will represent the right to receive one share of IGT common stock for each Anchor share held and cash in lieu of fractional shares. IGT’s Exchange Agent, The Bank of New York, will distribute a Letter of Transmittal to the stockholders of Anchor Gaming with instructions on how stockholders may receive their shares of IGT common stock.

     Anchor Gaming is a diversified technology company with operations around the world. Anchor operates in three complementary business segments: gaming machines, gaming operations and gaming systems. The gaming machine segment focuses on the development and placement of unique proprietary games. The gaming operations segment operates a Native American casino near San Diego, two casinos in Colorado, and manages a gaming-machine route in Nevada. The gaming systems segment provides equipment, and related services to on-line lotteries, video lotteries, and pari-mutuel organizations. Anchor Gaming has equipment and systems in operation in the United States, Canada, Australia, Asia, Europe, South America, South Africa, and the West Indies. Additional information on Anchor Gaming can be found on the company’s website at http://www.anchorgaming.com.

     IGT is a world leader in the design, development and manufacture of microprocessor-based gaming products and software systems in all jurisdictions where gaming is legal.

     Statements in this release regarding IGT, which are not historical facts, are “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties, including changes in demand for the companies products because of a reduction in the growth of markets or changes in the popularity of its products, a decrease in the popularity of its wide area progressive systems, the risks of conducting international operations, the adoption of new unfavorable gaming laws or laws applicable to gaming machine manufacturers, uncertainties generally associated with the development and manufacturing of gaming machines and systems, the risk that the proposed merger with Anchor Gaming may not occur. Historical results achieved are not necessarily indicative of future prospects of IGT. More information on factors that could affect IGT’s business and its financial results are included in its Annual Report on Form 10-K and other public filings made with the Securities and Exchange Commission. For more information on International Game Technology, visit the IGT company web site at http://www.igt.com.

     This press release contains certain forward-looking statements regarding Anchor Gaming within the meaning of section 21e of the Securities Exchange Act of 1934, as amended and other applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Included in these provisions are any projections or estimates of earnings, revenues, or other financial items; any statements of plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements. Although Anchor Gaming believes that the expectations reflected in any of its forward-looking statements will prove to be correct, actual results could differ materially from those projected or assumed in Anchor Gaming’s forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may not meet our projected financial results; risks of proprietary games such as pressures from competitors, changes in economic conditions, obsolescence, declining popularity of existing games, failure of new game ideas or concepts to become popular, duplication by third parties and changes in interest rates as they relate to the wide area progressive machine operations; general changes in economic conditions; our ability to improve results of operations in our gaming systems segment; reduced lottery sales in lottery jurisdictions where AWI has lottery contracts; our ability to keep or renew existing lottery contracts; competition in Colorado that could adversely affect our Colorado casinos; our ability to generate sales of new video lottery central control systems and video lottery terminals; we are subject to adverse determination in pending litigation with Acres Gaming relative to our proprietary games’ intellectual property; we have obligations under agreements with the Pala Band of Mission Indians that subject us to joint venture risk, construction risk and sovereign immunity risk; risk that initial results from the Pala Casino cannot be sustained over the long-term; and other factors described from time to time in Anchor Gaming’s reports filed with the Securities and Exchange Commission, including Anchor’s Form 10-K for the year ended June 30, 2001, Form 10-Q for the quarter ended September 30, 2001 and the merger joint proxy statement/prospectus dated November 14, 2001. These reports and proxy statement may be obtained free of charge at the website of the Securities and Exchange Commission at http://www.sec.gov.

     CONTACT: media, Ed Rogich, +1-702-896-8690, or investors, Bob McIver, +1-775-448-0110, both of IGT.